Exhibit 3.19
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PRINCE TELECOM HOLDINGS, INC.
     PRINCE TELECOM HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. The name of the Corporation is Prince Telecom Holdings, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 4, 1999 (the “Certificate”). The Certificate was amended upon the filing of the Certificate of Designation of the Series A Preferred Stock on December 15, 2000 and upon the filing of the Certificate of Amendment on May 18, 2001.
     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, and having been adopted in accordance therewith, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate. The amendments contained herein have been duly adopted by written consent of the holders of all of the outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.
     3. The text of the Certificate, together with all subsequent amendments, is hereby amended and restated to read in its entirety as follows:
     FIRST: The name of the Corporation is Prince Telecom Holdings, Inc.
     SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the county of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful actor activity for which a corporation may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares which the Corporation is authorized to issue is 350,000 shares of Common Stock, $0.001 par value, and 100,000 shares of Preferred Stock, $0.001 par value. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have the authority to the fullest extent permitted under the General Corporation Law of Delaware to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof; and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the General Corporation Law of Delaware and this Amended and Restated Certificate of Incorporation. Without limiting the generality of the preceding sentence, the authority of the Board of Directors of the Corporation with respect to each such class or series shall include the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:
          (a) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such cuss or series shall be entitled to any participating other dividends in addition to dividends at the rate so determined, and if so, on what terms;
          (b) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

          (c) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;
          (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;
          (e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terns of adjustment, if any;
          (f) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock and including voting rights that may be pari passu with or superior to the Common Stock and/or any other class or series of Preferred Stock;
          (g) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and
          (h) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the corporation, by the vote of the members of the Board of Directors then in office acting in accordance with this Amended and Restated Certificate of Incorporation, or any Preferred Stock, may deem advisable and are not Inconsistent with law, the provisions this Amended and Restated Certificate of incorporation or the provisions of any such Certificate of Designation.
     FIFTH: The Following is a statement of the designations and powers, preferences and tights, and the qualifications, limitations or restrictions in respect of the Corporation’s Series A Preferred Stock. References in this Article FIFTH to Section numbers and defined terms shall be deemed to refer to Sections and defined terms contained within Article FIFTH.
     1. Designation of the Series; Rank. A total of 17,779 shares of the Corporation’s Preferred Stock shall be designated as “Series A Preferred Stock.” The Series A Preferred Stock shall have $0.001 par value per share and the issuance price of the Series A Preferred Stock shall be $225 per share (the “Series A Original Purchase Price”). The “Series A Original Issue Date” of the Series A Preferred Stock shall be the date that the first share of Series A Preferred Stock was issued. The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of such shares then outstanding. The Series A Preferred Stock shall tank senior to the Common Stock of the Corporation (“Common Stock”) and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up. As used herein, the term “Preferred Stock” used’ without reference to the Series A Preferred Stock means the shares of Preferred Stock, without distinction as to series.
     2. Dividend Rights.
          (a) Separate Right of Series A Preferred Stock. In preference to the holders of any other stock of the Corporation except the Series B Preferred Stock (“Junior Stock”), the holders of Series A Preferred Stock shall be entitled to receive dividends, out of assets legally available therefor, payable when and if declared by the Board of Directors. Such dividends, when and if declared by the Board of Directors, shall be non-cumulative and shall accrue each year at the rate of eight percent (8%) of the Series A Original Purchase Price per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

          (b) Restriction on Distributions. Except as otherwise permitted by this Certificate of Designation, so long as arty shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock.
     3. Voting Rights.
          The holders of Series A Preferred Stock shall not be entitled to vote on any matters submitted to stockholders for a vote.
     4. Liquidation Rights.
          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, each holder of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation, an amount per share for each share of Series A Preferred Stock held by such holder equal to the Series A Original Purchase Price, plus all accrued and unpaid dividends on such shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series A Preferred Stock of the liquidation preference set forth in this Section 4, then such assets shall be distributed among the holders of shares of the Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled if such amounts has been paid in full.
          (b) After the payment of the full liquidation preference of the Series A Preferred Stock as set forth in Section 4(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably among the holders of the Common Stock.
          (c) The following events shall be considered a liquidation under this Section unless the holders of a majority of the Series A Preferred Stock elect otherwise:
               (i) any consolidation or merger of the Corporation with or into any other company or other entity or person, any sale or exchange of the outstanding capital stock of the Corporation (in any transaction or series of related transactions) or any other corporate reorganization, in which the stockholders of — tine Corporation immediately prior to such consolidation, merger, sale, exchange or reorganization, own less than fifty percent (50%) of the surviving company’s voting power (an “Acquisition”); or
               (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”).
               (iii) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:
                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below.
                         (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;

                         (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
                         (3) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.
                    (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.
     5. Conversion Rights.
          The holders of the Series A Preferred Stock shall have the following rights and shall be subject to the following obligations with respect to the conversion of the Series A Preferred Stock into shares of Common Stock (the “Series A Conversion Rights”):
          (a) Conversion. Subject to and in compliance with the provisions of this Section 5, upon approval in writing by a majority of the outstanding shares of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock shall be converted into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series A Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted.
          (b) Series A Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the “Series A Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Series A Original Purchase Price of the Series A Preferred. Stock by the applicable “Series A Preferred Conversion Price,” calculated as provided in Section 5(c).
          (c) Series A Preferred Conversion Price. The conversion price for the Series A Preferred Stock shall initially be S70 per share (the `series A Preferred Conversion Price”). Such initial Series A Preferred Conversion Price shall be adjusted from time to time in accordance with &is Section 5; provided, however, that notwithstanding any other provision herein to the contrary, the Series A Preferred Conversion Price shall not be adjusted in connection with the issuance by the Corporation of any Common Stock or securities convertible into Common Stock to any employee of the Corporation pursuant to any stock option, stock option plan or other stock compensation arrangement adopted in good faith by the Board of Directors. All references to the Series A Preferred Conversion Price herein shall mean the Series A Preferred Conversion Price as so adjusted.
          (d) Mechanics of Conversion. Each bolder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the. certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such bolder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock’s fair market value determined by the Board of Directors as of the date of conversion) the value of any factional share of Common Stock otherwise issuable to any holder of Series A Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (e) Adjustment for Subdivisions and Combinations. If the Corporation shall at any time or from time to time after the applicable Series A Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, the applicable Series A Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased Conversely, if the Corporation shall at any time or from time to time after the applicable Series A Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock the applicable Series A Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the applicable Series A Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the applicable Series A Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Series A Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business an such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series A Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series A Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.
          (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the applicable Series A Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(c)) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5, in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.
          (h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the applicable Series A Original issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of tae Corporation with or into another company or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 4(c)) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5, as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof, In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the applicable Series A Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.
          (i) Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Series A Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, if the Series A Preferred Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the bolder” s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.
          (j) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any Asset Transfer (as defined in Section 4(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series A Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
          (k) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. It’ after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to M e product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.
          (1) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (m) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          (n) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.
          (o) No Dilution or Impairment. Without the consent of the holders of a majority of the then outstanding Series A Preferred Stock, voting as a separate class, the Corporation shall not amend its Amended and Restated Certificate of Incorporation to alter the designation, preferences and rights of Series A Preferred Stock, but shall at an times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series A Preferred Stock from time to time outstanding.
     6. No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.
     SIXTH: The Following is a statement of the designations and powers, preferences and rights, and the qualifications, limitations or restrictions in respect of the Corporation’s Series B Preferred Stock. References in this Article SIXTH to Section numbers and defined terms shall be deemed to refer to Sections and defined terms contained within Article SIXTH.
     1. Designation of the Series; Rank. A total of 35,000 shares of Preferred Stock shall be designated as “Series B Preferred Stock” The Series B Preferred Stock shall have $0.001 par value per share and the issuance price of the Series B Preferred Stock shall be $70 per share (the “Series B Original Purchase Price”). The “Series B Original Issue Date” of the Series B Preferred S lock shall be the date that the first share of Series B Preferred Stock was issued. The number of shares that may be issued may be decreased, at any time and from time to time, by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Preferred Stock to a number less than the number of such shares then outstanding. The Series B Preferred Stock shall rank senior to the Common Stock of the Corporation (“Common Stock”) and the Series A Preferred Stock of the Corporation (“Series A Preferred Stock”) and any other capital stock of the Corporation ranking junior to the Series B Preferred Stock upon liquidation, dissolution or winding up. As used heroin, the term “Preferred Stock” is used without reference to the Series A Preferred Stock or the Series B Preferred Stock, and means the shares of Preferred Stock, without distinction as to series.
     2. Dividend Rights.
          (a) Annual Stock Dividends. In preference to the holders of any other stock of the Corporation (“Junior Stock”), the holders of Series B Preferred Stock shall be entitled to receive, out of assets legally available therefor, cumulative dividends payable by issuing additionally fully paid and non-assemble shares of Series B Preferred Stock (or fractions thereof) at an annual rate of .08 of a share of Series B Preferred Stock on each share of Series B Preferred Stock then outstanding (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). In the case of shares of Series B

Preferred Stock outstanding for less than a full year, dividends shall be prorated based on the portion of each year during which such shares are outstanding. All dividends shall compound annually (regardless of whether dividends are actually declared or issued) from the date such Series B Preferred Stock is originally issued. Dividends shall be payable beginning on the first anniversary of the Series B Original Issue Date and on each anniversary of such issuance thereafter to holders of record of Series B Preferred Stock at the close of business on the date specified by the Board of Directors at the time such dividend is declared. The Corporation shall at all times keep and reserve available out if its authorized but unissued shares of Series B Preferred Stock such number of shares of Series B Preferred Stock as shall be from time to time sufficient to effect the foregoing.
          (b) Restriction on Distributions. Except as otherwise permitted by this Certificate of Designation, so long as any shares of Series B Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Junior Stock.
     3. Voting Rights.
          The holders of Series B Preferred Stock shall not be entitled to vote on any matters submitted to stockholders for a vote.
     4. Liquidation Rights.
          (a) Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, each holder of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation, an amount equal to (i) the product of the number of shares of Series B Preferred Stock held by such holder and the Series B Original Purchase Price, plus (ii) the product of the prorated number of shares of Series B Preferred Stock due such holder as accrued and unpaid dividends and the Series B Original Purchase Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). 1f, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series B Preferred Stock of the liquidation preference set forth in this Section 4, then such assets shall be distributed among the holders of shares of the Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled if such amounts has been paid in full.
          (b) After the payment of the full liquidation preference of the Series B Preferred Stock as set forth in Section 4(a) above, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Series A Preferred Stock and the holders of the Common Stock.
          (c) The following events shall be considered a liquidation under this Section unless the holders of a majority of the Series B Preferred Stock elect otherwise:
               (i) any consolidation or merger of the Corporation with or into any other company or other entity or person, any sale or exchange of the outstanding capital stock of the Corporation (in any transaction or series of related transactions) or any other corporate reorganization, in which the stockholders of the Corporation immediately prior to such consolidation, merger, sale, exchange or reorganization, own less than fifty percent (50%) of the surviving company’s voting power (an “Acquisition”); or
               (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an “Asset Transfer”).

               (iii) In any of such events, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:
                    (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:
                         (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;
                         (2) If actively traded over-the-counter, the value shall be deemed to be the average of The closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
                         (3) If there is no active public market, the value shall be the fair market value thereon as determined by the Board of Directors.
                    (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as determined by the Board of Directors.
     5. Conversion Rights.
          The holders of the Series B Preferred Stock shall have the following rights and shall be subject to the following obligations with respect to the conversion of the Series B Preferred Stock into shares of Common Stock (the “Series B Conversion Rights”);
          (a) Conversion. Subject to and in compliance with the provisions of this Section 5, at any time after June l, 2003, upon approval in writing by a majority of the outstanding shares of Series B Preferred Stock, all outstanding shares of Series B Preferred Stock shall be converted into fully-paid and nonassessable shares of Common Stock The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the applicable “Series B Preferred Conversion Rate” then in effect (determined as provided in Section 5(b)) by the number of shares of Series B Preferred Stock being converted.
          (b) Series B Preferred Conversion Rate. The conversion rate in effect at any time for conversion of the Series B Preferred Stock (the “Series B Preferred Conversion Rate”) shall be the quotient obtained by dividing the applicable Series B Original Purchase Price of the Series B Preferred Stock by the applicable “Series B Preferred Conversion Price,” calculated as provided in Section 5(c).
          (c) Series B Preferred Conversion Price. The conversion price for the Series B Preferred Stock shall initially be the applicable Series B Original Purchase Price of the Series B Preferred Stock (the “Series B Preferred Conversion Price”). Snob initial Series B Preferred Conversion Price shall be adjusted from time to time in accordance with this Section 5; provided, however, that notwithstanding any other provision herein to the contrary, the Series B Preferred Conversion Price shall not be adjusted in connection with the issuance by the Corporation of any Common Stock or securities convertible into Common Stock to any employee of the Corporation pursuant to any stock option, stock option plan or other stock compensation arrangement adopted in good faith by the Board of Directors. All references to the Series B Preferred Conversion Price herein shall mean the Series B Preferred Conversion Price as so adjusted.
          (d) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash (at the Common Stock’s fair market value determined by the Board of Directors as of the date of conversion) the value of any fractional share of Common Stock otherwise issuable to any holder of Series B Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.
          (e) Adjustment far Subdivisions and Combinations. If the Corporation shall at any time or from time to time after the applicable Series B Original Issue Date effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series B Preferred Stock, the applicable Series B Preferred Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the applicable Series B Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series B Preferred Stock the applicable Series B Preferred Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the applicable Series B Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the applicable Series B Preferred Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Series B Preferred Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series B Preferred Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series B Preferred Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution
          (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the applicable Series B Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class at classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer as defined in Section 4(c)) or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5, in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.
          (h) Reorganizations, Mergers or Consolidations. If at any tithe or from time to time after the applicable Series B Original Issue Date, there is a capital reorganization of the Common Stock or the merger or consolidation of the Corporation with or into another company or another entity or person (other than an Acquisition or Asset Transfer as defined in Section 4(c)) or a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5, as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a bolder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Preferred Stock after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the applicable Series B Preferred Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.
          (i) Certificate of Adjustment. In each case of an adjustment or readjustment of the applicable Preferred Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series B Preferred Stock, if the Series B Preferred Stock is then convertible pursuant to this Section 5, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.
          (j) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 4(c)) or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any Asset Transfer (as defined in Section 4(c)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series B Preferred Stock) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.
          (k) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. All shares of Common Stock (including fractions thereof)

issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock’s fair market value (as determined by the Board of Directors) on the date of conversion.
          (1) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
          (m) Notices. Any notice required by the provisions of this Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.
          (n) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.
          (o) No Motion or Impairment. Without the consent of the holders of a majority of the then outstanding Series B Preferred Stock, voting as a separate class, the Corporation shall not amend its Amended and Restated Certificate of Incorporation to alter the designation, preferences and rights of Series B Preferred Stock, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Preferred Stock from time to time outstanding.
     6. Optional Redemption.
          (a) The Corporation may, at its option at any time or from time to time, subject to the restrictions set forth in the Third Amended and Restated Loan Agreement, dated December 15, 2000, by and between the Corporation, Prince Cable, Inc., Prince Telecom, Inc., American Cable Services, Inc. and Wilmington Trust Company, as amended from time to time, redeem any or all shares of Series B Preferred Stock at a redemption price (the “Series B Redemption Price”), payable in cash, equal to (i) the product of the number of shares of Series B Preferred Stock being redeemed and the Series B Original Purchase Price (as adjusted for any stock dividend, split, combination, recapitalization or similar transaction with respect to the capital stock of the Corporation), plus (ii) the product of the number of all accrued and unpaid stock dividends on the shares of Series B Preferred Stock being redeemed and the Series B Original Purchase Price; provided, however, that upon receipt of any Redemption Demand (as defined below) the holders of Series B Preferred Stock may elect to convert their shares of Series B Preferred Stock into Common Stock in accordance with the terms and conditions of Section 5 of this Article SIXTH prior to the Redemption Date (as defined below) provided in such Redemption Demand.
          (b) To effect a redemption of shares of Series B Preferred Stock in accordance with Subsection 6(a), the Company shall make a written demand for such redemption (“Redemption Demand”) upon each holder of shares of Series B Preferred Stock being redeemed setting forth therein (i) the number of shares to be redeemed from such holder and the certificate or certificates representing such shares, (ii) the date of such redemption, which shall be not fewer than fourteen (14) nor more than sixty (60) days after the date of such Redemption Demand (the “Redemption Date”); (iii) the Series B Redemption Price; (iv) the aggregate amount to be paid to such holder in respect of the shares to be redeemed from such bolder on the Redemption Date; and (v) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Redemption Demand shall be sent by first class mail, postage prepaid, to each such holder at such holder’s address as it appears on the records of the stock transfer agent for the Series B Preferred Stock, if any, or, if none, on the records of the Corporation not fewer than fourteen (14) nor more than sixty (60) days prior to the Redemption Date.
          (c) On or before the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed pursuant to the Redemption Demand shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Redemption Demand so provides, to the Corporation at its principal executive offices. Provided that such holder shall have so surrendered such certificate or certificates, on the Redemption Date, such bolder shall become entitled to payment of the Series B Redemption Price for such shares, as applicable, which payment shall be paid on the Redemption Date. In the event that the Corporation redeems some but not all of the Series B Preferred Stock, then he Corporation, at the time it pays the Series B Redemption Price, shall deliver certificates to the holders of Series B Preferred Stock representing the shares of Series B Preferred Stock not redeemed by the Corporation.
          (d) The redemption of any shares of Series B Preferred Stock shall be effective as of the opening of business on the Redemption Date, notwithstanding the failure of the holder thereof to surrender any certificate or certificates representing such shares on or prior to such date, after which time, (i) such shares .shall not be deemed to be outstanding and shall not be transferable on the books of the Corporation or the stock transfer agent, if any, for the Series B Preferred Stock, and (ii) each holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right to receive the Series B Redemption Price for such shares, upon surrender of the certificate or certificates representing such shares in accordance with the Redemption Demand:
          (e) On the Redemption Date, any shares of Series B Preferred Stock so redeemed by the Corporation shall be retired and canceled and shall not be reissued.
     7. No Reissuance of Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

     SEVENTH: Elections of directors need not be by written ballot.
     EIGHTH: The Board of Directors of the Corporation shall have the power, in addition to the stockholders of the Corporation, to make, alter or repeal the bylaws of the Corporation.
     NINTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Title 8 of the Delaware Code; or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this Amended and Restated Certificate of Incorporation in accordance with subsection (a) of Section 141 of Title 8 of the Delaware Code, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by Title 8 of the Delaware Code.
     TENTH The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders arc granted subject to this reservation.
     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed as of the 18th day of April, 2002.

PRINCE TELECOM HOLDINGS, INC.
By:	/s/ John Kunn
	Name:	John Kunn
	Title:	President